UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Asterias Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-1047971
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

230 Constitution Drive
Menlo Park, California	94025
(Address of Principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-187706.

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Common Stock, par value $0.0001 per share
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's Series A Common Stock, par value $0.0001 per share, is incorporated by reference to the Prospectus contained in Registrant's Registration Statement on Form S-1, No. 333-187706 and Amendment No. 3 thereto filed with the Commission on April 3, 2013 and September 3, 2013, respectively.  Any prospectus filed under Rule 424(b) under the Securities Act with respect to such Registration Statement shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

1.	A copy of the certificate for the security being registered is included as Exhibit 4.1 to Amendment No. 3 to Registrant's Registration Statement on Form S-1, No. 333-187706, filed with the Commission on September 3, 2013, which exhibit is incorporated herein by reference.

2.	Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to Registrant’s Registration Statement on Form S-1, No. 333-187706, filed with the Commission on April 3, 2013, which exhibit is incorporated herein by reference.

4.	Bylaws are included as Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 33-187706 filed with the Securities and Exchange Commission on April 3, 2013, which exhibit is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 23, 2013	Asterias Biotherapeutics, Inc.

	By	Robert W. Peabody
Robert W. Peabody
Chief Financial Officer